Exhibit 99.1

KEY TECHNOLOGY INTRODUCES VERYX™, THE NEW STANDARD OF DIGITAL SORTING

WALLA WALLA, Wash. - September 23, 2015 - Key Technology, Inc. (NASDAQ: KTEC), a worldwide leader and full-solutions provider in the design and manufacture of process automation systems, announced today that it has introduced a new digital sorting platform, Veryx™. The Company will exhibit its innovative new sorting platform at Pack Expo in Las Vegas, Nevada on September 28, 2015.

The Veryx digital sorting platform is a suite of belt-fed and chute-fed sorters that offers high-performance capabilities with a common user interface. With unprecedented all-sided product inspection, multi-sensor data fusion, and the highest resolution cameras and laser sensors available on a digital sorter, Veryx achieves new levels of detection and discrimination of foreign material and product defects. Advanced auto-learn, self-adjusting capabilities and recipe-driven operation offer extreme ease-of-use and an intuitive user experience.

The platform will include widths ranging from 700mm to 2100mm for belt-fed and 700mm to 1400mm for chute-fed configurations, and combines highly innovative new mechanical architecture with intelligent decision making to maintain optimal performance through the entire production cycle. Veryx minimizes the need for operator interaction with the machine and establishes new standards of performance to offer exceptional customer value. Veryx complements Key’s existing family of digital sorting systems, allowing Key to choose the optimal sorting solution for our customers’ specific needs to improve product quality and maximize customer yields.

Next-generation cameras and laser sensors offer twice the resolution capability of previous generation sorters to detect and remove the smallest defects and foreign material. Veryx can be configured with up to 4 channels of information from cameras and up to 8 channels of information from the laser scanner, combined with advanced LED lighting that operates at optimal frequencies in relation to each sensor. Sensor configurations are arranged to provide sustained, 100-percent surface inspection, eliminating blind spots and maximizing defect and foreign material removal.

Every Veryx sorter is configured around the product characteristics, application requirements and process objectives of each customer. In addition, Veryx’s modular design enables food processors to easily upgrade their sorter in the field with the addition of more or different cameras, lasers or BioPrint™ hyperspectral sensor technology, as customer requirements evolve over time.

With multi-sensor fusion at the pixel level, Veryx integrates the input from multiple cameras and lasers in relation to each image pixel. This advanced feature maximizes the signal contrast for enhanced differentiation between good and bad objects to more accurately identify and remove subtle product defects and challenging foreign material types.

Veryx features Key’s Information Analytics, a set of data acquisition and connectivity capabilities that allow users to gather a broad range of product and operational data from the sorter. The data can be made available for off-line analysis or connected to a customer’s SCADA or Manufacturing Execution System.

Smart features such as auto-learning, self-adjustment algorithms, predictive system diagnostics, smart alarms, FMAlert™, and Sort-to-Grade™ will reduce Veryx operator requirements, making it much faster and easier for a new operator to become a proficient user of the equipment compared to other sorters.

To further ease-of-use, Veryx introduces an intuitive new user interface that can provide different views to users of various levels, depending on their needs. Recipe-driven operation ensures customers can count on consistent performance from their Veryx sorter day-in and day-out, including running the same product across multiple sorters in different lines or locations.

Veryx sorters leverage Key’s specialized material handling solutions to optimally convey and control each object through the sorter process. This ensures ultimate accuracy in sorting out every piece of foreign material and defective product, avoiding the inadvertent removal of good product in the process.

The all-new Veryx platform is designed to minimize sanitation requirements and simplify maintenance to reduce downtime and the customer’s total cost of ownership.

Veryx is ideal for sorting fresh, frozen and dried vegetables and fruits, processed potato products, nuts, and other products. At roll-out, these capabilities will be available to customers in specific applications within our core markets of potatoes, fruits and vegetables, and nuts and dried fruit, with shipments expected to begin in the spring of 2016. Key will be expanding the number of available applications on an ongoing basis over the next several months.

Jack Ehren, President and CEO, commented, “Executing on our long-term strategy to renew Key’s technology leadership, we have completely redefined digital sorting with the development of Veryx and established a new standard of performance. Our passion for understanding the needs of our customers, and our vision to develop sorting solutions with functionality never before available in the industry, underscore our deep commitment to partnering with our customers in improving their overall returns.”

About Key Technology
Key Technology (NASDAQ: KTEC) is a global leader in the design and manufacture of process automation systems including digital sorters, conveyors, and processing equipment. Applying processing knowledge and application expertise, Key helps customers in the food processing and other industries improve quality, increase yield, and reduce cost. An ISO-9001 certified company, Key manufactures its products at its headquarters in Walla Walla, Washington, USA; and in Beusichem, the Netherlands; Hasselt, Belgium; and Redmond, Oregon, USA. Key offers customer demonstration and testing services at five locations including Walla Walla, Beusichem, and Hasselt as well as Sacramento, California, USA and Melbourne, Australia; and maintains a sales and service office in Santiago de Queretaro, Mexico.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements may relate to expected results of operations or gross margins; expected trends in sales, orders, earnings and other financial measures; projected expenses, including general and administrative expenses; national and international economic conditions; the effect of foreign exchange fluctuations; or other future occurrences. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of economic, competitive and governmental risks and uncertainties. These risks and uncertainties include, among other things, industry consolidation increasing competition in the food processing equipment industry; advances in technology by competitors adversely affecting our sales and profitability; a variety of factors that could increase our cost of operations and reduce gross margins and profitability, including expansion into new markets, complex projects and applications, and integrated product offerings; acquisitions that may harm our operating results; the failure of our independent sales representatives to perform as expected, thereby harming our net sales; certain financial and restrictive covenants contained in our loan agreements that may adversely affect us; our dependence on certain suppliers leaving us temporarily without adequate access to raw materials or products; significant investments in unsuccessful research and development efforts adversely affecting our business; and increased or unanticipated costs associated with product warranties adversely affecting our profitability. These and other risk factors are discussed in our filings with the Securities and Exchange Commission, including in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. We undertake no obligation to update or revise any forward-looking statements in this press release as a result of subsequent developments, except as may be required by law.

Contact
Jeff Siegal
Vice President and CFO
Key Technology, Inc.
150 Avery Street
Walla Walla, WA 99362
Tel: +1 509-394-3300
Email: jsiegal@key.net
URL: www.key.net

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